UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2015

Cerecor Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37590	45-0705648
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 E. Pratt Street Suite 606 Baltimore, Maryland	21202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 522-8707

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure.

On December 11, 2015, Cerecor Inc. (the “Company”) issued a press release, further described in Item 8.01 below, in connection with the publication of a study regarding CERC-501, a potent and selective oral kappa opioid receptor antagonist being developed by the Company to treat depression and substance use disorders, such as alcohol, nicotine and/or illicit drug dependence.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.                                        Other Events.

On December 11, 2015, the Company announced the publication of data regarding the human brain receptor occupancy of CERC-501, formerly known as LY2456302, in a study entitled “Receptor Occupancy of the Kappa Opioid Antagonist LY2456302 Measured with PET and the Novel Radiotracer 11C-LY2795050.” In this study of healthy volunteers, CERC-501 demonstrated reproducible penetration of the blood-brain barrier and target engagement, as shown through positron emission tomography (PET) imaging. The study was conducted by researchers at the Yale University School of Medicine and Eli Lilly and Company and published in the December issue of the Journal of Pharmacology and Experimental Therapeutics.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 11, 2015, entitled “Publication Reports Human Brain Penetration and Target Engagement of Cerecor’s Oral Kappa Opioid Receptor Antagonist, CERC-501.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerecor Inc.

By:	/s/ Blake M. Paterson
Blake M. Paterson
President and Chief Executive Officer

Date:  December 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 11, 2015, entitled “Publication Reports Human Brain Penetration and Target Engagement of Cerecor’s Oral Kappa Opioid Receptor Antagonist, CERC-501”